Exhibit 21.1

2020 Subsidiaries List for 10k

Entity Name	State of Incorporation
DMWSL 633 Limited	incorporated in England
DMWSL 632 Limited	incorporated in England
DMWSL 631 Limited	incorporated in England
Inspired Gaming (USA) Inc.	incorporated in US, State of Delaware
Gaming Acquisitions Limited	incorporated in England
Inspired Gaming Group Limited	incorporated in England
Inspired Gaming (Holdings) Limited	incorporated in England
Inspired Gaming (International) Limited	incorporated in England
Inspired Gaming (UK) Limited	incorporated in England
Inspired Gaming Limited	incorporated in England
Leisure Link Electronic Entertainment Limited	incorporated in England
Revolution Entertainment Systems Holdings Limited	incorporated in England
Revolution Entertainment Systems Limited	incorporated in England
115CR (150) Limited	incorporated in England
Inspired Gaming Spain S L	incorporated in Spain
Inspired Gaming (Gibraltar) Limited	incorporated in Gibraltar
Inspired Gaming Pension Trustees Limited	incorporated in England
Inspired Gaming (Colombia) Limited	incorporated in England
Inspired Gaming (Italy) Limited	incorporated in England
Inspired Gaming (Greece) Limited	incorporated in England
Inspired Software Development (India) LLP	incorporated in India
Gamestec Leisure Limited	incorporated in England
Bell-Fruit Group Limited	incorporated in England
Astra Games LTD	incorporated in England
Harlequin Gaming Limited	incorporated in England
Playnation Limited	incorporated in England
Leisure Projects Limited	incorporated in England
Fun House Leisure Sales Limited	incorporated in England
Inspired Entertainment (Malta) Holdings Limited	Incorporated in Malta
Inspired Entertainment (Malta) Limited	Incorporated in Malta